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                                                                    EXHIBIT 2.11

JAMES HARDIE -- FORM OF 364-DAY FACILITY AGREEMENT

Schedule 3 -- Extension Request (clause 5.2)

TO:      (FINANCIER) #1#

DATE:    3 APRIL 2007

EXTENSION REQUEST -- JAMES HARDIE -- 364-DAY FACILITY AGREEMENT DATED #2# JUNE 2005 BETWEEN JAMES HARDIES INTERNATIONAL FINANCE BV ("BORROWER" AND "OBLIGORS' AGENT) AND #1# ("FINANCIER") ("FACILITY AGREEMENT")

In accordance with clause 5.2 ("Extension of Maturity Date") of the Facility Agreement, the Obligors' Agent requests as follows;

We request that the Maturity Date under the Facility Agreement in respect of US$#3# be extended to a date 182 days after the current Maturity Date under the Facility Agreement.

The Maturity Date, if extended in accordance with this request, will be #4# June 2008.

If this extension request is accepted, the Facility Limit applicable from the current Maturity Date will be US$ #3#.


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RUSSELL CHENU being an                      KAREN HUGHES being an
Authorised Officer of                       Authorised Officer of
JAMES HARDIE INTERNATIONAL FINANCE BV
as Obligors' Agent (with corporate seat in Amsterdam)

We agree to extend the maturity Dare for the requested Facility Limit in accordance with the above notice.

Signed for the Financier on                   by:
                            -----------------


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                    being an Authorise Officer of the Financier
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(print name)